Exhibit 99.1

PORTMAN RIDGE FINANCE CORPORATION ANNOUNCES CLOSING OF MERGER WITH

OHA INVESTMENT CORPORATION, STOCKHOLDER PAYMENT RECORD DATE AND PAYMENT DATE

NEW YORK, NEW YORK, December 18, 2019 – Portman Ridge Finance Corporation (“PTMN”, or the “Company”) (NASDAQ: PTMN) and OHA Investment Corporation (NASDAQ: OHAI) (“OHAI”) today announced the closing (the “Closing”) of the previously announced transaction under which OHAI will be merged into PTMN.

As a result of the Closing, December 18, 2019 has been set as the record date (the “Record Date”) for the OHAI stockholders’ right to receive the $3.0 million cash payment from an affiliate of BC Partners Advisors L.P. (“BC Partners”) and LibreMax Capital, LLC through its affiliate LibreMax SC, LLC, as well as the merger consideration composed of (i) approximately $8.5 million in cash from PTMN and (ii) approximately 7.4 million shares of PTMN common stock. As a result, each share of OHAI common stock will receive approximately $0.57 in cash and 0.3688 shares of PTMN common stock.

The merger received robust support from the OHAI stockholder base, with strong voter turnout of over 72% and over 97% of the voting stockholders approving the transaction.

The combined company will be externally managed by Sierra Crest Investment Management and after closing is expected to have total assets of approximately $316 million, and net asset value of approximately $156 million. Following the transaction, current OHAI stockholders are expected to own approximately 16.6% of the combined company.

Ted Goldthorpe, CEO of PTMN, noted “We continue to be excited about the transaction and the expected benefits both OHAI and PTMN shareholders will derive from the merger. We expect that the combined company will benefit from lower financing costs, a lower blended fee structure, a reduction in per share public company costs and increased trading liquidity in the equity, all of which we expect to accrue to the benefit of stockholders.”

About Portman Ridge Finance Corporation

Portman Ridge Finance Corporation (NASDAQ: PTMN) is a publicly traded, externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. Portman Ridge Finance Corporation’s middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. PTMN’s investment activities are managed by its investment adviser, Sierra Crest Investment Management LLC, an affiliate of BC Partners Advisors L.P. and LibreMax Capital LLC. For more information, visit www.portmanridge.com.

About BC Partners Advisors L.P. and BC Partners Credit

BC Partners is a leading international investment firm with over $25 billion of assets under management in private equity, private credit and real estate strategies. Established in 1986, BC Partners has played an active role in developing the European buyout market for three decades. Today, BC Partners executives operate across markets as an integrated team through the firm’s offices in North America and Europe. Since inception, BC Partners has completed 113 private equity investments in companies with a total enterprise value of €145 billion and is currently investing its tenth private equity fund. For more information, please visit www.bcpartners.com.

BC Partners Credit was launched in February 2017 and has pursued a strategy focused on identifying attractive credit opportunities in any market environment and across sectors, leveraging the deal sourcing and infrastructure made available from BC Partners.

Transaction Advisors

UBS Investment Bank served as financial advisor and Simpson Thacher & Bartlett LLP served as counsel to PTMN. Keefe, Bruyette & Woods served as exclusive financial advisor to the Special Committee of OHAI’s Board of Directors. Dechert LLP served as counsel to OHAI and the Special Committee of OHAI’s Board of Directors.

Cautionary Statement Regarding Forward-Looking Statements

Cautionary Statement Regarding Forward-Looking Statements: This communication contains “forward-looking” statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include those risk factors detailed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2018 and in the Company’s reports filed with the SEC, including the Company’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC.

Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Contact

Portman Ridge Finance Corporation

650 Madison Avenue, 23rd floor

New York, NY 10022

info@portmanridge.com

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